Exhibit 99.2

                                  Humirel, S.A.
                                Table of Contents
                                   (UNAUDITED)

Un-audited financial statements of Humirel, S.A. for the nine months ended September 30, 2004 and 2003.


CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED). . . . . . 2

CONSOLIDATED BALANCE SHEETS (UNAUDITED). . . . . . . . . . . 3

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED). 4

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED). . . . . . 5

                                  Humirel, S.A.
                 Condensed Consolidated Statement of Operations
              For the nine months ended September 30, 2004 and 2003
                       (Amounts in thousands of Euro (E))
                                   (UNAUDITED)


                                         2004     2003
                                        ----------------
Net sales                               E4,051   E2,831
Cost of goods sold                       2,643    2,110
                                        ----------------
    Gross profit                         1,408      721
Operating expenses (income):
    Selling, general & administrative      731      578
    Research & Development                 781      744
    Customer funded development           (140)     (65)
                                        ----------------
      Total operating expenses           1,372    1,257
                                        ----------------
      Operating income (loss)               36     (536)
Interest expense, net                       80      108
Loss on sales of assets                     10        2
Realized foreign currency gain              (5)    (272)
Other expenses (income)                   (235)    (112)
                                        ----------------
Income (loss)                              194     (262)
Income taxes (benefit)                     (67)    (158)
                                        ----------------
Net Income (Loss)                       E  261   E (104)
                                        ================

See notes to unaudited financial statements.

                                  Humirel, S.A.
                      Condensed Consolidated Balance Sheet
                           September 30, 2004 and 2003
     (Amounts in thousands of Euro (E), except share and per share amounts)
                                   (UNAUDITED)


                                                       2004    2003
                                                      --------------
CURRENT ASSETS
Cash & cash equivalents                               E  769  E  391
Accounts receivable, net allowance for doubtful
   accounts of 1 Euro and 3 Euro, respectively         1,012     776
Inventories                                            1,280   1,111
Deferred tax assets, current                             105     105
Other accounts receivable and other assets               449     211
                                                      --------------
   Total current assets                                3,615   2,594

Property & Equipment, net                              1,903   1,311

OTHER ASSETS
Intangible assets, net                                   236     268
Deferred tax assets, net current portion                 750     815
Other receivables and other assets                       311     511
                                                      --------------
                                                       1,297   1,594
                                                      --------------
Total assets                                          E6,815  E5,499
                                                      ==============

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current portion of long term debt                     E  220  E  138
Short term debt                                           57     478
Accounts payable                                         654     454
Accrued expenses and other liabilities                   462     272
Current portion of capital lease obligations             162      84
                                                      --------------
   Total current liabilities                           1,555   1,426

OTHER LIABILITIES
Long term debt, net of current portion                 1,177   1,599
Government loans                                         591     645
Capital lease obligations, net of current portion        260     115
                                                      --------------
   Total liabilities                                   3,583   3,785

SHAREHOLDERS EQUITY
Capital stock, 10,870,000 shares authorized,           1,880   1,566
  par value 0.18 Euro, 10,443,750 shares issued and
  outstanding
Additional paid-in capital                               829      27
Accumulated deficit                                      515     111
Accumulated other comprehensive income (loss)              8      10
                                                      --------------
   Total shareholders' equity                          3,232   1,714
                                                      --------------
Total liabilities and shareholders' equity            E6,815  E5,499
                                                      ==============

See notes to unaudited financial statements.

                                                  Humirel, S.A.
                                   Condensed Statement of Shareholders' Equity
                              For the nine months ended September 30, 2004 and 2003
                                        (Amounts in thousands of Euro (E))
                                                   (UNAUDITED)


                                            Additional    Accumulated        Other                   Accumulated
                                    Common     Paid-in      Retained      Comprehensive             Comprehensive
                                    Stock     Capital      Earnings      Income (Loss)    TOTAL     Income (loss)
BALANCE JANUARY 1, 2003            E 1,566        E  27        E  215             E  4   E1,812
Net Income (loss)                                                (104)                     (104)            (104)
Currency translation adjustment                                                      6        6                6

                                   ------------------------------------------------------------------------------
BALANCE SEPTEMBER 30, 2003         E 1,566        E  27        E  111             E 10   E1,714            E (98)
                                   ==============================================================================

BALANCE DECEMBER 31st, 2003        E 1,566        E  27        E  254             E 10   E1,857
Net Income                                                        261                       261              261
Currency translation adjustment                                                     (2)      (2)              (2)
   Conversion of bonds to equity       314          802                                   1,116
                                   ------------------------------------------------------------------------------
BALANCE SEPTEMBER 30, 2004         E 1,880        E 829        E  515             E  8   E3,232           E (259)
                                   ==============================================================================

See notes to unaudited financial statements.

                                  Humirel, S.A.
                        Condensed Statement of Cash Flows
              For the nine months ended September 30, 2004 and 2003
                         (Amounts in thousands of Euro)
                                   (UNAUDITED)


                                                           2004     2003
                                                          -------  ------
Cash flows from operating activities:
Net income (loss)                                         E  261   E(104)
Adjustments to reconcile net income to
net cash provided (used) by operating activities:
Depreciation and amortization                                290     269
Gain (loss) on sale of assets                                 10       2
Provision for doubtful accounts                                1       1
Deferred tax assets                                          (22)    (33)
Provision for inventory obsolescence                           1       2
Net change in operating assets and liabilities:
    Accounts receivable, trade                              (272)    (71)
    Inventories                                              (26)   (321)
    Prepaid expenses and other current assets                 48     433
    Intangible assets and other assets                       242      45
    Accounts payable, trade                                   33    (114)
    Accrued Expenses and other liabilities                   139    (238)
    Total adjustments                                        444     (25)
                                                          ---------------
    Net cash provided (used) by operating activities         705    (129)
                                                          ===============

Cash flows from (used) in investing activities:
    Purchases of property and equipment                     (617)   (298)
    Proceeds from sale of property and equipment             183     148
                                                          -------  ------
    Net cash provided (used) investing activities           (434)   (150)
                                                          =======  ======

Cash flows from financing activities:
    Borrowings under secured notes payable                   190     386
    Borrowings under bank line of credit agreement, net       (4)     32
    Repayments under capital lease obligations              (170)     (8)
                                                          -------  ------
    Net cash provided (used) in financing activities          16     410
                                                          =======  ======

Net Change in Cash and Cash Equivalents                      287     131
Effect of exchange rate changes on cash
Cash, beginning of year                                      482     260
                                                          -------  ------
Cash, ending                                              E  769   E 391
                                                          =======  ======
Supplemental Cash Flow Information:
Non-cash:
    Conversion of bonds to equity                         E1,389       -
    Capital leases                                           223     199
Cash paid during period for:
    Interest                                              E   85   E 119

See notes to unaudited financial statements.

                                  Humirel, S.A.
                          Notes to Financial Statements
                           September 30, 2003 and 2004
            (Amounts in thousands of Euro, except per share amounts)
                                  (Un-Audited)


1.   DESCRIPTION OF BUSINESS AND OVERVIEW

     Created in June 1998, HUMIREL, S.A. ("HUMIREL" or the "Company") is dedicated to the design, the development and manufacturing of innovative humidity sensors, with special focus on serving large volume applications in the automotive, home appliance and printing markets.

     HUMIREL is headquartered in Toulouse, France, with sales offices in Phoenix, Arizona in the United States, and in Hong-Kong in the People's Republic of China. HUMIREL employed approximately 80 people as of September 30, 2004.

     HUMIREL's growth strategy relies on generating new products that are application specific and customized to customer requirements. The Company interfaces directly with customers worldwide. Sales are evenly divided among markets in Europe, US and Asia. Less than ten percent of sales are in France, and over ninety percent of sales are exported. The Company has three customers whose sales individually range from approximately 10 to 19 percent of total sales.

     On December 22, 2004, Measurement Specialties, Inc. ("MSI") acquired all of the issued and outstanding shares of HUMIREL for 19,000 Euro, (17,600 Euro at close and 1,400 Euro in deferred payment). Furthermore, the selling shareholders can earn up to an additional 4,700 Euro if certain performance hurdles, including certain margin levels, are achieved. Management shareholders received 360 Euro of the closing consideration in restricted stock of MSI, or 20 shares.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Financial statements are prepared in accordance with generally accepted accounting principles (GAAP) in the United States of America, and the financial statements adhere to the Company's ability to continue as a going concern.

PRINCIPLES  OF  CONSOLIDATION:

     The consolidated financial statements include the accounts of HUMIREL and its subsidiary, Humirel, Inc., United States; all collectively referred to as
"HUMIREL"  or  the  "Company".   All  significant  intercompany  balances  and
transactions  have  been  eliminated.

USE  OF  ESTIMATES:

     The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH  AND  CASH  EQUIVALENTS:

     The Company considers highly liquid investments with original maturities of up to three months, when purchased to be cash equivalents.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS:

     Cash equivalents and short-term debt are carried at cost, which approximates fair value due to the short-term nature of such instruments. Long-term debt is carried at cost, which management believes approximates fair value because the interest rate on such instruments approximated market yields at September 30, 2004 and 2003. Forward purchase currency contracts are valued at fair market value.

LONG  LIVED  ASSETS:

     Long lived assets consist of intangible assets such as patents and license costs. The Company accounts for intangible assets according to the provisions of Financial Accounting Statement (FAS) No. 142, Goodwill and Other Intangible Assets. Pursuant to FAS 142, intangible assets with estimable useful lives are amortized over their respective estimated useful lives ranging from 5 to 10 years to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

INVENTORIES  :

     Inventories are valued at the lower of cost or market (LCM) with market being current replacement cost. The weighted averaged unit acquisition cost method is utilized to determine cost for inventories. Reserves are established for inventories to recognize obsolescence and unusable items on a continual basis.

PROPERTY  AND  EQUIPMENT  :

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight line method over the estimated useful lives of assets, generally one to ten years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets. Normal maintenance and repairs of property and equipment are expensed as incurred. Renewals, betterments, and major repairs that materially extend the useful life of property and equipment are capitalized.

Depreciations  are  computed  using  the  following  useful  lives:

-    Leasehold  improvements                     5  to  10  years
-    Production  machinery  and  equipment       2  to  7  years
-    Furniture  and  equipment                   2  to  5  years

     The Company capitalizes certain internal software development costs related to production equipment used in manufacturing, which are amortized over a straight line basis over the estimated useful lives of the software, ranging from 1 to 5 years.

INCOME  TAXES:

     Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of existing assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse.

     Realization of a deferred tax asset is dependent on generating future taxable income. During the nine months ended September 30, 2004 and 2003, Humirel did not provide a valuation allowance against deferred tax assets since at that time the analysis of positive and negative evidence supported no valuation allowance.

FOREIGN  CURRENCY  TRANSLATION  AND  TRANSACTION  :

     The functional currency of HUMIREL is the applicable local currency, the Euro. The foreign subsidiary assets and liabilities are translated into Euros using exchange rates in effect at the balance sheet date and their operations are translated using the average exchange rates prevailing during the year. The resulting translation adjustments are recorded as a component of other comprehensive income (loss). Realized foreign currency transaction gains and losses are included in operations as a component of other expenses (income).

REVENUE  RECOGNITION  :

     Revenue is recognized when earned, which occurs when the following four conditions are met: 1. persuasive evidence of an arrangement exists; 2. delivery has occurred or services have been rendered; 3. the price to the buyer is fixed or determinable; and 4. collectibility is reasonably assured. Terms of sales to customers are FOB destination.

ADVERTISING  COSTS  :

     Advertising costs are included in selling, general and administrative expenses and are expensed when the advertising or promotion is published. Advertising expenses for the years ended December 31, 2003 and 2002 were approximately 12 Euro and 11 Euro respectively.

RESEARCH  AND  DEVELOPMENT  :

     Research and development costs are expensed as incurred. Customer funding is recognized as revenue and is shown separately in the statement of operations.

3.  INVENTORIES  :

Inventories are summarized as follows:
                                        September 30,   September 30,
                                             2004            2003
                                        ------------------------------
Raw materials                           E          630  E          442
Work-in progress                                   535             609
Finished goods                                     115              60
                                        ------------------------------
                                        E        1,280  E        1,111
                                        ==============================

Inventory reserves were 11 Euro and 26 Euro as of September 30, 2004 and 2003, respectively.

4.  PROPERTY  AND  EQUIPMENT  :

Property  and  equipment  are  summarized  as  follows:

                                 September 30,   September 30,
                                      2004            2003
                                 ------------------------------
Production machinery, equipment
  and leasehold improvements     E        2,632  E        1,314
Furniture and equipment                      83              58
Construction in progress                     83             529
                                 ------------------------------
   Total                                  2,798           1,901
Less:  Accumulated depreciation             895             590
                                 ------------------------------
                                 E        1,903  E        1,311
                                 ==============================

Depreciation expense was 230 Euro and 150 Euro for the nine months ended September 30, 2004 and 2003, respectively.

Capitalized software costs totaled approximately 79 Euro and 56 Euro, respectively, at September 30, 2004 and 2003.

5.   COMMITMENTS  :

LEASES  :

     The Company leases certain equipment, office and factory space under non-cancelable operating leasing expiring on various dates through July 2008. Company leases that include escalated lease payments which are straight-lined over that base lease period in accordance with SFAS13, "Accounting for leases".

     The Company leases certain equipment which under SFAS 13 are considered capital lease arrangements. SFAS 13 requires the capitalization of leases meeting certain criteria, with related asset being recorded in property and equipment, and an offsetting amount recorded as a liability. The Company had 422 Euro in total indebtedness relating to capitalized leases as of September 30, 2004, 260 Euro of which was considered long-term.

SHORT AND LONG-TERM DEBT :

Convertible Bonds-

     Convertible bonds were issued on November 13, 2001 for a total 1,116 Euro. Annual interest rate of this loan was at a fixed rate of 6% on November 1st of each year. These bonds are convertible to equity at the discretion of the bond holders up to 5 years.

     The conversion was made effective on July 19, 2004 according to 1 bond for each 1 share of 0.18 Euro par value, resulting in a capital stock increase of 314 Euro.

Government  Loans-

     Loans from governmental agencies (Anvar, Coface, Drire) have been granted for a total accumulated amount of 572 Euro at September 30, 2004.

     Such loans bear no interest and are to be reimbursed according to the schedule payments. In case of unsuccessful achievements of various R&D programs managed by the Company, debt payments could be different from schedule payment plan. As of September 30, 2004, management believes the above programs will be successfully achieved.

Term  and  Revolving  Credit  Facilities-

     The Company has eight credit facilities with four banks totaling 1,967 Euro, of which at September 30, 2004 and 2003 include 97 Euro and 59 Euro, of the overdraft facility. The term portion of the credit facilities range from 4 to 5 year terms, and the average interest rate is approximately 4 percent. The Company has provided equipment as collateral for these loans, as well as the receivable due from the French government for tax credits related to research and development. There are no financial ratio covenants. One loan requires a certain number of employees for future advances and another loan directly relates to research and development.

WARRANY  RESERVE:

    The Company's sensor products are generally marketed under warranties to end users of up to 3 years. Factors affecting the Company's warranty liability include the number of products sold and historical and anticipated rates of claims and cost per claim. This estimate is susceptible to change in the near term based on the introduction of new products, product quality and improvements, as well as changes in end user application and/or behavior. Claims for product or warranty claims were less than 11 Euro during each of the nine months ended September 30, 2004 and 2003.

6.   DERIVATIVE  INSTRUMENTS  :

     The Company uses SFAS 133 "Accounting for derivative Instruments and Hedging Activities" as amended by SFAS 137 and SFAS 138. SFAS 133 establishes accounting and disclosure requirements for most derivative instruments and hedge transactions involving derivatives. The Company's derivative usage is principally foreign currency forwards hedging the Company's exposure to the fluctuations of the US dollar relative to the euro. SFAS 133 requires that changes in fair values of derivatives that qualify as cash flow hedges be recognized in other comprehensive income, while the ineffective portion of changes in derivatives in fair value be recognized immediately in earnings.

     As of September 30, 2004, the Company had a number of forward purchase currency contracts with exercise dates beginning January 25, 2005 through October 26, 2005 with a total maximum notional amount of $8,200 at an average exchange rate of $1.23 (Euro to $ conversion rate). As of September 30, 2004, the fair value of these currency contracts was approximately 10 Euro and this unrealized gain was recorded in Other Comprehensive Income.

7.   INCOME TAXES:

     Most of the net deferred assets consists of that relating to net operating loss (NOLs) carry forwards. The Company has net operating loss carry forwards of approximately 1,760 Euro and 2,216 Euro at September 30, 2004 and 2003, respectively. Recognition of deferred tax assets requires generation of future taxable income. After considering both negative and positive evidence, there was no valuation allowance for deferred tax assets, as management supported the assertion the Company would generate profits sufficient to recover all of the deferred tax assets. In the opinion of management, it is more likely than not that the Company will realize all of the deferred tax assets in the foreseeable future.

The significant components of the net deferred tax assets consist of the following:

Deferred Tax Assets
Current deferred tax assets
  Net Operating loss                  E105  E105

   Total                              E105  E105
Current deferred tax liability           -     -
Net current deferred tax asset         105   105
Valuation allowance                      -     -

Long-term deferred tax asset
  Net operating loss                   562   627
  Fixed assets                         188   188
Net long-term deferred tax asset       750   815
Net long term deferred tax liability     -     -
Total net deferred tax asset          E855  E920

None of the NOLs or deferred tax assets relating to fixed assets were subject to expiration.

The Company's effective tax rate is approximately 33.3 percent, which approximates the foreign statutory rate. The difference between the foreign statutory rate and the above related to the utilization of the net operating loss and tax credits for research and development.

The income tax benefit for the nine months ended September 30, 2004 and 2003, includes 135 Euro and 71 Euro, respectively, of research and development tax credits.

8.   SHAREHOLDERS  EQUITY:

     Two  capital  stock  increases  occurred  in  2004:

     - Conversion of convertible bonds subscribed in November 2001 for 1,744 shares, increasing paid in capital by 314 Euro.
     - Subsequent to September 30, 2004, there was a conversion of stock options of 426 shares, increasing paid in capital by 77 Euro.

     Approximately 27 percent of the stock is owned and controlled by the president of the Company.

9.   DEFINED  BENEFIT  PLANS:

     The Company has a defined benefit plan for substantially all of its domestic employees. The amount of future benefit to be paid for pension and retirement is estimated at 861 Euro. This funding of this liability is entirely covered through a specific contract subscribed at ARIAL Assurance. Annual payments for this obligation total 5 Euro.

10.  OTHER  ACCOUNTS  RECEIVABLE  AND  OTHER  ASSETS:

Other accounts receivable, current and non-current, consists principally of receivables due from the French government to the Company related to financial assistance for supported industries with technologies, research and development. These receivable have been pledged as collateral for bank credit facilities. At September 30, 2004 and 2003, the receivables due from the French government totaled 742 Euro and 700 Euro, respectively, of which 293 Euro and 489 Euro were classified as non-current.


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